UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2010
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas	1-10671	76-0319553
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Twelfth Amendment to Forbearance Agreement
As previously reported, The Meridian Resource Corporation (the “Company”) and certain of subsidiaries are parties to the Forbearance and Amendment Agreement, dated September 3, 2009 (as amended, the “Fortis Forbearance Agreement”) with Fortis Capital Corp., as administrative agent (“Fortis”), and the other lenders (collectively with Fortis, the “Lenders”) and agents party to the Company’s Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended by the First Amendment to Credit Agreement dated as of February 25, 2008, and further amended by the Second Amendment to Credit Agreement dated as of December 19, 2008. The Fortis Forbearance Agreement has been amended a number of times and on April 15, 2010, the Company and certain of its subsidiaries entered into the Twelfth Amendment to Forbearance and Amendment Agreement (the “Twelfth Forbearance Amendment”).
The Twelfth Forbearance Amendment, among other things, extends to May 7, 2010 from April 15, 2010 the date on which the Fortis Forbearance Agreement will terminate if the Company has not then received shareholder approval for the proposed merger with Alta Mesa Holdings, LP. The Company was also required to pay its Lenders an amendment fee of approximately $207,500. The Twelfth Forbearance Amendment also accelerates by approximately six days the due date for the scheduled May 2010 principal payment required by the Fortis Forbearance Agreement.
This description of the Twelfth Forbearance Amendment is qualified in its entirety by reference to the Twelfth Forbearance Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Second Amendment to Shell Compromise and Settlement Agreement
As previously reported, on January 11, 2010, the Company entered into a Compromise and Settlement Agreement (as amended, the “Settlement Agreement”) with Shell Oil Company and SWEPI LP (together, “Shell”) regarding indemnity claims made by Shell under two acquisition agreements related to certain fields the Company acquired from Shell in the late 1990s. On April 15, 2010, the Company and Shell entered into the Second Amendment to Compromise and Settlement Agreement (the “Second Shell Amendment”) that extended the date for conveyance of certain property and the date for payment of the first of five annual payments of $1 million each to the earlier of July 1, 2010 or the closing of a sale of the assets or equity interest in the Company to a third party (the transactions contemplated by the previously disclosed proposed merger with Alta Mesa Holdings, LP qualifies as such a sale transaction).
This description of the Second Shell Amendment is qualified in its entirety by reference to the Second Shell Amendment, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Twelfth Amendment to Forbearance and Amendment Agreement, dated as of April 15, 2010, among The Meridian Resource Corporation, certain of its subsidiaries, Fortis Capital Corp., as administrative agent, and the several banks, financial institutions and other entities from time to time parties to the Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended, among The Meridian Resource Corporation, Fortis Capital Corp., as administrative agent, and the lenders party thereto.

10.2	Second Amendment to Compromise and Settlement Agreement, dated April 15, 2010, among The Meridian Resource Corporation, Shell Oil Company and SWEPI LP.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Meridian Resource Corporation (Registrant)
By:	/s/ Lloyd V. DeLano
Lloyd V. DeLano
Senior Vice President and Chief Accounting Officer

Date: April 20, 2010

Exhibit Index.
10.1	Twelfth Amendment to Forbearance and Amendment Agreement, dated as of April 15, 2010, among The Meridian Resource Corporation, certain of its subsidiaries, Fortis Capital Corp., as administrative agent, and the several banks, financial institutions and other entities from time to time parties to the Amended and Restated Credit Agreement, dated as of December 23, 2004, as amended, among The Meridian Resource Corporation, Fortis Capital Corp., as administrative agent, and the lenders party thereto.

10.2	Second Amendment to Compromise and Settlement Agreement, dated April 15, 2010, among The Meridian Resource Corporation, Shell Oil Company and SWEPI LP.